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              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A) (No. 2-80741) of Lincoln National Growth and Income Fund, Inc. of our report dated February 18, 2002, included in the 2001 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 29, 2002